SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2006
Blackbaud, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)
2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code           (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     As we previously disclosed in our Quarterly Reports on Form 10-Q filed during 2006, in the first quarter of 2006, as part of the continued refinement of our business strategy, we identified two modifications to our method of operating and evaluating our business units, and as a result, we modified our segment reporting under SFAS No. 131. At the beginning of 2006 we combined our consulting and training businesses under one managerial structure and began reporting the results of operations of these business units to the Chief Executive Officer (“CEO”) as a combined entity. Additionally, as result of the increased significance of its subscription revenue, we began to report the operating results from this business unit separately to the CEO. Accordingly, we have amended our segment disclosure for the years ended December 31,2005, 2004 and 2003 to reflect these changes. Additionally, as a result of the change in segment reporting, we have modified the consolidated statements of operations to reflect the reclassification of subscription revenue and cost of revenue to be shown separately.
     The change to our reportable segments noted above did not result in any changes to our consolidated results of operations, financial position or cash flows. We have revised our consolidated financial statements (and notes thereto), which were included in our Annual Report on Form 10-K for the year ended December 31, 2005, in a manner consistent with these changes to our reportable segments. These consolidated financial statements (and notes thereto) are attached hereto as Exhibit 99.1. Other than changes to the consolidated statements of operations and Note 14 of the consolidated financial statements to reflect the changes to our reportable segments discussed above, no other changes have been made to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c)      Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Restated Consolidated Financial Statements of Blackbaud, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: November 6, 2006	/s/ Timothy V. Williams

Timothy V. Williams, Vice President and Chief Financial Officer